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                                                                 EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Shareholders of Isolyser Company, Inc.

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-3436 of Isolyser Company, Inc. on Form S-4 of our report dated February 9, 1996 (March 26, 1996 as to Note 13), appearing in the Annual Report on Form 10-K of Isolyser Company, Inc. for the year ended December 31, 1995 and to the reference to us as experts in the Proxy Statement/Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Atlanta, Georgia
May 21, 1996